IKONA GEAR INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD __________________, 2007

The Annual Meeting of Shareholders of Ikona Gear International, Inc. (the "Company") will be held at Ikona Gear's Coquitlam Headquarters, located at 100-1650 Brigantine Drive, Coquitlam, British Columbia, Canada on ______________________, 2007 at 3:00 o'clock p.m. local time for the purpose of considering and voting upon the following:

1.	To elect three (3) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.
2.	To approve the ratification of Dohan & Company, CPA’s, P.A. as the Company's independent registered public accounting firm for the fiscal year ended August 31, 2007.
3.	To amend of the company’s 2003 Equity Incentive Plan to increase the quantity of stock that may be issued pursuant to Stock Awards from an aggregate of 4,400,000 to 8,400,000.
4.	To approve the redomestication of the Company under the laws of the State of Delaware.
5.	Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of the Company's common stock of record at the close of business on February 5, 2007 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended August 31, 2006, its Quarterly Report on Form 10-QSB for the quarter ended November 30, 2006, the proposed Amended and Restated Articles of Incorporation, and a copy of the 2003 Equity Incentive Plan are being mailed to shareholders concurrently with our Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt or a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.

IKONA GEAR INTERNATIONAL, INC.
Laith I. Nosh, Director, President, Chief Executive Officer and interim Chief Financial Officer